Media Contact: Cody McAlester cmcalester@bokf.com 918.295.0486 Peggy Simmons joins BOK Financial Corporation Board of Directors TULSA, Okla., August 10, 2021 – BOK Financial Corporation (NASDAQ: BOKF) recently announced the appointment of Peggy Simmons, president and chief operating officer of Public Service Company of Oklahoma (PSO), to its board of directors effective August 3, 2021. "Peggy's extensive background in energy procurement and distribution, combined with her proven economic advisory expertise, fundamentally aligns with what is core to our business and our region," said Steve Bradshaw, president and chief executive officer of BOK Financial Corporation. "In addition, she is a community leader and has demonstrated a strong commitment to philanthropy and is perfectly aligned with the core values of BOK Financial. I am proud to welcome her to the board of directors." As president and chief operating officer of Public Service Company of Oklahoma (PSO), Simmons has responsibility for all aspects of electric service for PSO's more than 562,000 customers. Prior to her current role, Simmons has held various responsibilities in regulatory, transmission strategy and policy, regulated commodity sourcing for AEP Ohio and renewable energy in AEP's competitive business. Simmons joined AEP in 1999 as an energy trading scheduler in Commercial Operations. She earned a bachelor's degree in economics from The Ohio State University and a master's degree in public policy and administration from Central Michigan University. She is a graduate of The Executive Program-Darden School of Business at the University of Virginia and is a member of the G100 Next Generation Leadership program. Simmons serves on the board of trustees for the Tulsa Performing Arts Center Trust and Tulsa Community Foundation; the board of directors for the State Chamber of Oklahoma, Tulsa Regional Chamber of Commerce and the Tulsa Area United Way; and the advisory council to Meals on Wheels Metro Tulsa. Additionally, Simmons serves on the Southwest Power Pool (SPP) Members Committee and the Federal Reserve Bank of Kansas City Economic Advisory Council. ### About BOK Financial Corporation BOK Financial Corporation is a more than $40 billion regional financial services company headquartered in Tulsa, Oklahoma with more than $90 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc., BOK Financial Private Wealth, and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas and BOK Financial (in Arizona, Arkansas, Colorado, Kansas and Missouri); as well as having limited purpose offices

Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.